Exhibit 7.1

Share Sale and Purchase Agreement

Dated 11 September 2022

Solon (Seller)

Nixplay Inc. (Buyer)

King & Wood Mallesons

13/F, Gloucester Tower, The Landmark

15 Queen's Road Central

Central

Hong Kong

T +852 3443 1000

F +852 3443 1299

www.kwm.com

SHARE SALES AND PURCHASE AGREEMENT

Contents

Details	3
General terms	5
1 Interpretation	5
1.1 Definitions	5
1.2 References to certain general terms	7
2 Sale and purchase of Shares	8
2.1 Sale and purchase	8
2.2 Issue and acquisition of the Payment Shares	8
2.3 Shares free from Encumbrance	8
2.4 Payment Shares free from Encumbrance	8
3 Completion	9
3.1 Time and place of Completion	9
3.2 Seller’s obligations	9
3.3 Buyer’s obligations	10
3.4 Simultaneous actions at Completion	11
4 Warranties and maximum liability	11
4.1 Accuracy	11
4.2 Separate Warranties	11
4.3 Maximum liability	11
5 Legal costs	11
6 Governing law	12
6.1 Governing law	12
6.2 Jurisdiction	12
7 Dispute resolution	12
7.1 Injunctive or interim relief	12
7.2 Meeting	12
7.3 Submission to arbitration	12
7.4 Arbitration	12
7.5 Enforcement of arbitration awards	13
8 Notices and other communications	13
8.1 Form - all communications	13
8.2 Form - communications sent by email	13
8.3 Delivery	14
8.4 When effective	14
8.5 When taken to be received	14
8.6 Receipt outside business hours	15

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9 General	15
9.1 Costs	15
9.2 No assignment	15
9.3 Discretion in exercising rights	15
9.4 Partial exercise of rights	15
9.5 No liability for loss	15
9.6 Remedies cumulative	15
9.7 Rights and obligations unaffected	15
9.8 Conflict of interest	15
9.9 Variation and waiver	15
9.10 No merger	16
9.11 Further steps	16
9.12 Severance	16
9.13 Entire agreement	16
9.14 Rules of construction	16
9.15 Counterparts	16
9.16 Rights of third parties	16
9.17 Electronic execution	16
9.18 Supervening legislation	16
Schedule 1 Mutual Warranties	18
Schedule 2 Seller Warranties	20
Schedule 3 Buyer Warranties	21
Schedule 4 Form of the Seller’s board resolution	22
Schedule 5 Form of the Company’s board resolutions	23
Schedule 6 Form of the share transfer form	24
Schedule 7 Form of the share certificate for the Shares	25
Schedule 8 Form of the Buyer’s board resolution	26
Schedule 9 Form of the Buyer company secretary’s certificate	27
Schedule 10 Form of the share certificate for the Payment Shares	28
Signing page	29

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Details

Parties	Seller and Buyer
Seller	Name	Solon
	Place of incorporation	Cayman Islands
	Company number	389160
	Registered address	Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman KY1-9005, Cayman Islands
Buyer	Name	Nixplay Inc.
	Place of incorporation	Delaware, United States of America
	Company number	6849189
	Registered address	The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801
Company	Name	Nixplay
	Place of incorporation	Cayman Islands
	Company number	289388
	Registered address	Harneys Fiduciary (Cayman) Limited, 4th Floor Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman KY1- 1002, Cayman Islands
Recitals	A	As at the date of this agreement, the Seller is the legal and beneficial owner of 6,071,280 fully paid ordinary shares of the Company, being 74.38% of the issued shares of the Company (Shares).

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B	As at the date of this agreement, the Buyer, Seller and Company are Related Bodies Corporate (as defined below).
C

As part of an internal group reorganisation:

(a)     the Seller has agreed to sell, and the Buyer has agreed to buy, the Shares on the terms and conditions of this agreement; and

(b)     in consideration for the transfer of the Shares, the Buyer has agreed to issue and allot, and the Seller has agreed to acquire, the Payment Shares (as defined below) on the terms and conditions of this agreement.

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General terms

1	Interpretation

1.1	Definitions

These meanings apply unless the contrary intention appears.

Business Day means a day other than:

(a)	a Saturday or Sunday; or

(b)	a general holiday (as defined in the Holidays Ordinance (Cap. 149)) or a day on which a tropical cyclone No 8 or a “black” rainstorm warning is hoisted in Hong Kong at any time between 9:00am and 5:00pm and, if hoisted before 11:59am on that day, is not lifted before 12:00pm on that day; and

(c)	a day that is declared to be or proclaimed as a public holiday in New York State, USA.

Buyer Warranties means the warranties set out in Schedule 3 of this agreement and Buyer Warranty has a corresponding meaning.

Claims mean any allegation, debt, cause of action, liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, whether at law, in equity, under statute or otherwise.

Completion means completion of the sale and purchase of the Shares in accordance with clause 3 and Complete has a corresponding meaning.

Completion Date means the date that Completion occurs in accordance with this agreement.

Control means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlled” and “Controls” have a corresponding meaning. Without limiting the foregoing a person who owns directly or indirectly 50% or more of the voting securities of another person is to be considered as possessing the power to Control such other person.

Details means the section of this agreement headed “Details”.

Dispute includes any dispute, controversy, difference or Claim arising out of or in connection with this agreement or the subject matter of this agreement, including any question concerning its formation, validity, interpretation, performance, breach or termination, and any dispute in connection with this agreement regarding non-contractual obligations arising out of or relating to this agreement.

Encumbrance means any mortgage, lien, charge (fixed or floating), pledge, hypothecation, lien, option, right to acquire, right of pre-emption, assignment by way of security, or trust arrangement for the purpose of providing security or other security interest of any kind (including any retention arrangement) or any third party right or interest or any right arising as a consequence of the enforcement of a judgment, or any agreement to create any of the foregoing or allow any of them to exist, preferential right, Claim, covenant, profit à prendre, easement or other security arrangement or any other arrangement having the same effect.

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Government Agency means any governmental, semi-governmental, administrative, fiscal, judicial or quasi-judicial body, department, commission, authority, tribunal, agency or entity.

HKIAC means the Hong Kong International Arbitration Centre.

A body corporate is a Holding Company of another body corporate if that other body corporate is a Subsidiary of it.

Hong Kong means the Hong Kong Special Administrative Region of the People’s Republic of China.

A person is Insolvent if:

(a)	an order is made or an effective resolution has been passed for it to be wound up or dissolved without winding up (other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this agreement);

(b)	a receiver, receiver and manager, administrative receiver, judicial manager, compulsory manager, supervisor, provisional supervisor, liquidator, provisional liquidator, liquidation committee, official manager, administrator, trustee or other like official has been appointed (whether by a court or privately) over the whole or any material part of its undertaking or property;

(c)	any distress, execution, sequestration or enforcement of security interest or other similar process has been levied or enforced upon or sued out against the whole or any material part of its property and has remained undischarged for a continuous period of more than 21 days;

(d)	it is subject to any arrangement, moratorium or composition with respect to indebtedness, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this agreement);

(e)	an application or order has been made, any notice given, proposal put forward or any other action taken (which is not stayed, withdrawn or dismissed within 21 days), or resolution passed, which is preparatory to or could result in any of (a), (b), (c) or (d) above;

(f)	it has made an assignment for the benefit of, or proceedings have been instituted for compromise or arrangement with, its creditors generally or any class of creditors;

(g)	it is unable or presumed or deemed to be unable or admits inability to pay its debts when they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with a creditor or any of its creditors generally to reschedule any or all of its indebtedness; or

(h)	the value of the assets of that person is less than its liabilities (taking into account contingent and prospective liabilities); or

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(i)	a situation substantially similar to any of those in (a) to (h) occurs in connection with that person under the law of any jurisdiction.

Loss means all damage, loss, liability, fine, penalty, late payment charge, cost and expense incurred or contingent including legal and other professional costs, expenses and disbursements of whatsoever nature or description.

Mutual Warranties mean the warranties set out in Schedule 1 of this agreement and Mutual Warranty has a corresponding meaning.

Party means a party to this agreement.

Payment Shares means 3,990,000 of the Buyer’s common stock of a par value of $0.0001 each.

Related Body Corporate means, in relation to a body corporate:

(a)	a Holding Company of that body corporate;

(b)	a Subsidiary of that body corporate;

(c)	any other Subsidiary of a Holding Company of that body corporate; or

(d)	any entity which Controls, or is Controlled by, that body corporate.

Representative of a party includes an employee, agent, officer, director, auditor, adviser, partner, consultant, joint venturer or sub-contractor of that party or of a Related Body Corporate of that party.

Seller Warranties mean the warranties set out in Schedule 2 of this agreement and Seller Warranty has a corresponding meaning.

Shares has the meaning given to it in the Details.

USA means the United States of America.

Warranting Party means the Party giving a Mutual Warranty in accordance with clause 4.1(a) of this agreement.

Warranty means each Mutual Warranty, Seller Warranty and Buyer Warranty (collectively, the Warranties).

1.2	References to certain general terms

Unless the contrary intention appears, a reference in this agreement to:

(a)	(variations or replacements) a document (including this agreement) includes any variation or replacement of it;

(b)	(reference to statutes) a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

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(c)	(law) law means:

(i)	any law, regulation, authorisation, ruling, judgment, order or decree of any Government Agency;

(ii)	any statute, regulation, proclamation, ordinance or by-law in Hong Kong or any other jurisdiction; and

(iii)	the common law and equity of Hong Kong.

(d)	(singular includes plural) the singular includes the plural and vice versa;

(e)	(person) the word “person” includes an individual, a firm, a body corporate, a partnership, joint venture, an unincorporated body or association, or any Government Agency;

(f)	(executors, administrators, successors) a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(g)	(currency) HK dollars, HKD or HK$ is a reference to the lawful currency of Hong Kong; and

(h)	(reference to any thing) any thing (including any amount) is a reference to the whole and each part of it.

2	Sale and purchase of Shares

2.1	Sale and purchase

The Seller agrees to sell the Shares to the Buyer and the Buyer agrees to buy the Shares from the Seller on the terms and conditions of this agreement.

2.2	Issue and acquisition of the Payment Shares

In consideration for the transfer of the Shares pursuant to clause 2.1, the Buyer agrees to issue and allot the Payment Shares, fully paid, to the Seller and the Seller agrees to accept the issuance and allotment of those Payment Shares on the terms and conditions of this agreement.

2.3	Shares free from Encumbrance

The Shares must be transferred to the Buyer free from any Encumbrance and with all rights, including dividend rights, attached or accruing to them on and from the Completion Date.

2.4	Payment Shares free from Encumbrance

The Payment Shares must be issued and allotted to the Buyer fully paid, free from any Encumbrance and with all rights, including dividend rights, attached or accruing to them on and from the Completion Date.

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3	Completion

3.1	Time and place of Completion

Completion will take place remotely via the electronic exchange of documents between the Parties at the time and place agreed in writing between the Parties.

3.2	Seller’s obligations

At Completion, the Seller must:

(a)	deliver to the Buyer:

(i)	(directors resolution of the Seller) a copy (or a relevant extract), certified as true and correct by a director of the Seller, of:

(A)	a written resolution of the board of directors of the Seller; or

(B)	minutes of a meeting of the board of directors of the Seller at which a resolution was passed,

authorising:

(C)	entry into this agreement by the Seller;

(D)	execution by an authorised person of the Seller of this agreement;

(E)	the transfer of the Shares to the Buyer;

(F)	the acceptance of the issuance and allotment of the Subscription Shares; and

(G)	performance by the Seller of its obligations under this agreement,

in the form set out in Schedule 4;

(ii)	(this agreement) this agreement duly executed by the Seller;

(iii)	(directors resolution of the Company) a copy (or a relevant extract), certified as true and correct by a director or the company secretary of the Company, of:

(A)	a written resolution of the board of directors of the Company; or

(B)	minutes of a meeting of the board of directors of the Company at which a resolution was passed,

approving:

(C)	registration of the transfer of the Shares from the Seller to the Buyer under this agreement; and

in the form set out in Schedule 5;

(iv)	(transfer documents)

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(A)	(share transfer form) a share transfer form duly executed by the Seller in favour of the Buyer and in respect of the Shares, in the form set out in Schedule 6;

(v)	(register of members of the Company) a copy of the updated register of members of the Company showing the Buyer as the registered holder of the Shares;

(vi)	(old Share certificate) the original share certificate for the Shares in the name of the Seller; and

(vii)	(new Share certificate) a share certificate for the Shares in the name of the Buyer in the form set out in Schedule 7.

3.3	Buyer’s obligations

At Completion, the Buyer must:

(a)	issue and allot the Payment Shares to the Seller pursuant to this agreement; and

(b)	deliver to the Seller:

(i)	(directors resolution of the Buyer) a copy (or a relevant extract) of:

(A)	a written resolution of the board of directors of the Buyer; or

(B)	minutes of a meeting of the board of directors of the Buyer at which a resolution was passed,

authorising:

(C)	entry into this agreement by the Buyer;

(D)	execution by an authorised person of the Buyer of this agreement;

(E)	the acquisition of the Shares;

(F)	the issuance and allotment of the Payment Shares; and

(G)	performance by the Buyer of its obligations under this agreement,

in the form set out in Schedule 8;

(ii)	(company secretary’s certificate) a certificate duly executed by the company secretary of the Buyer in the form set out in Schedule 9 certifying the copy of directors’ resolution provided pursuant to clause 3.3(b)(i) is a true and complete copy thereof;

(iii)	(share certificate) a share certificate for the Payment Shares in the name of the Seller in the form set out in Schedule 10

(iv)	(this agreement) this agreement duly executed by the Buyer; and

(A)	(transfer document) a share transfer form duly executed by the Buyer in respect of the Shares, in the form set out in Schedule 6.

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3.4	Simultaneous actions at Completion

In respect of Completion:

(a)	the obligations of the Parties under this agreement are interdependent;

(b)	unless otherwise stated, all actions required to be performed by a Party at Completion are taken to have occurred simultaneously on the Completion Date; and

(c)	the Buyer is not obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously under this agreement; and

(d)	the Seller is not obliged to complete the transfer of any of the Shares unless the issuance and allotment of all the Payment Shares is completed simultaneously under this agreement.

4	Warranties and maximum liability

4.1	Accuracy

(a)	Each Party warrants to the other Party that each Mutual Warranty is true, correct and not misleading on the date of this agreement.

(b)	The Seller warrants to the Buyer that each Seller Warranty is true, correct and not misleading on the date of this agreement.

(c)	The Buyer warrants to the Seller that each Buyer Warranty is true, correct and not misleading on the date of this agreement.

4.2	Separate Warranties

Each of the Warranty is to be treated as a separate warranty. The interpretation of any statement made may not be restricted by reference to or inference from any other statement.

4.3	Maximum liability

Notwithstanding any provision of this agreement, the maximum liability of the Seller for all Claims under or in relation to or arising out of this agreement will not exceed HKD1.

5	Legal costs

Each Party agrees to pay its own legal and other costs and expenses in connection with the negotiation, preparation, execution and Completion of this agreement and other related documentation.

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6	Governing law

6.1	Governing law

This agreement is governed by and shall be construed in accordance with Hong Kong law, without regard to conflict of law principles.

6.2	Jurisdiction

Each party submits to the non-exclusive jurisdiction of the courts in Hong Kong and courts of appeal from them to support and assist the arbitration process referred to in clause 7, including if necessary to grant interlocutory relief pending the outcome of that process.

7	Dispute resolution

7.1	Injunctive or interim relief

Nothing in this clause 7 prevents a party seeking urgent injunctive or similar interim relief from a court.

7.2	Meeting

If a party gives the other party written notice claiming that a Dispute has arisen and the parties are unable to resolve the Dispute within 15 Business Days of service of that notice, then each relevant party to the Dispute must:

(a)	use its best endeavours to ensure that a meeting is held in an effort to resolve the Dispute; and

(b)	ensure that a Representative with the authority to settle the Dispute attends the meeting.

7.3	Submission to arbitration

If the meeting referred to in clause 7.2 either:

(a)	takes place and the relevant parties are unable to resolve the Dispute within 10 Business Days after the meeting taking place; or

(b)	does not take place for any reason within 15 Business Days after service of the notice under clause 7.2,

then any party to the Dispute is entitled to refer the Dispute to arbitration in accordance with the requirements and procedures set out in the remainder of this clause 7.

7.4	Arbitration

(a)	Subject to clauses 7.1 to 7.3, any Dispute in connection with this agreement and any connected or related agreements or transactions (including with any Related Bodies Corporate of any party) shall be referred to and finally resolved by binding arbitration in accordance with the HKIAC Administered Arbitration Rules, as in force when the Notice of Arbitration is submitted in accordance with the Rules, and as may be amended by the rest of this clause 7. Capitalised terms used in this clause 7.4 and which are not otherwise defined in this agreement shall have the meaning given to those terms in the HKIAC Administered Arbitration Rules.

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(b)	The arbitration shall be administered by the HKIAC under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted.

(c)	The appointing authority shall be the HKIAC.

(d)	The arbitration proceedings must be conducted in English.

(e)	The arbitration must be conducted in Hong Kong.

(f)	The arbitral tribunal is to be constituted by one arbitrator. The arbitrator shall be appointed according to the mutual decision of the parties to the arbitration. If the parties involved in the arbitration cannot agree upon the arbitrator within 20 Business Days after the date the respondent receives the Notice of Arbitration, the arbitrator shall be appointed by the HKIAC.

(g)	The arbitration award is final and binding on the parties and the parties agree to be bound and to act accordingly. Unless required by applicable laws or regulatory requirements or with the prior written consent of the parties to the arbitration, the content, existence and award of any arbitral proceedings must be kept confidential. The costs of the arbitration and reasonable legal fees will be payable by the parties as the arbitrator directs in the arbitration award.

7.5	Enforcement of arbitration awards

Judgment upon any award rendered by the arbitral tribunal may be entered, and application for judicial confirmation or recognition or enforcement of the award may be made in any court of competent jurisdiction, and each of the parties irrevocably submits to the jurisdiction of such court for the purposes of enforcement of this clause 7.5 or for confirmation or recognition or enforcement of any award rendered by the arbitral tribunal in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

8	Notices and other communications

8.1	Form - all communications

Unless expressly stated otherwise in this agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with this agreement must be:

(a)	in writing;

(b)	in English or accompanied by a certified translation into English; and

(c)	signed by the sender (if an individual) or an authorised officer of the sender.

8.2	Form - communications sent by email

Communications sent by email need not be marked for attention in the way stated in clause 8.1 (but subject to clause 8.1(b)). However, the email must state the first and last name of the sender. Communications sent by email are taken to be signed by the named sender.

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8.3	Delivery

Communications must be:

(a)	delivered in person;

(b)	sent by prepaid ordinary post; or

(c)	sent by email,

to the relevant party as follows:

Seller:

Attention: Mark Creedon Palfreeman

Address:

Email:

Buyer:

Attention: Mark Creedon Palfreeman

Address:

Email:

However, if the intended recipient has notified a changed address or email address, then communications must be to that address or email address.

8.4	When effective

Communications take effect from the time they are received or taken to be received under clause 8.5 (whichever happens first) unless a later time is specified.

8.5	When taken to be received

Communications are taken to be received:

(a)	if sent by post, three days after posting (or seven days after posting if sent from one country to another); or

(b)	if sent by email:

(i)	when the sender receives an automated message confirming delivery; or

(ii)	four hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

whichever happens first.

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8.6	Receipt outside business hours

Despite clauses 8.4 and 8.5, if communications are received or taken to be received under clause 8.5 after 5.00 pm in the place of receipt or on a non-Business Day, they are taken to be received at 9.00 am on the next Business Day and take effect from that time unless a later time is specified.

9	General

9.1	Costs

Each Party shall bear its own costs and expenses in connection with the preparation and negotiation of, and the entry into, this agreement and the transactions contemplated hereunder.

9.2	No assignment

A Party must not assign or otherwise deal with its rights under this agreement or allow any interest in them to arise or be varied, in each case without the consent of the other Party.

9.3	Discretion in exercising rights

A party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this agreement expressly states otherwise.

9.4	Partial exercise of rights

If a party does not exercise a right or remedy fully or at a given time, the party may still exercise it later.

9.5	No liability for loss

Unless this agreement expressly states otherwise, a party is not liable for any Loss, liability or costs arising in connection with the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right, power or remedy in connection with this agreement.

9.6	Remedies cumulative

The rights and remedies provided in this agreement are in addition to other rights and remedies given by law independently of this agreement.

9.7	Rights and obligations unaffected

By giving any approval, consent or waiver a party does not give any representation or warranty as to any circumstance in connection with the subject matter of the consent, approval or waiver.

9.8	Conflict of interest

The Parties’ rights and remedies under this agreement may be exercised even if it involves a conflict of duty or a Party has a personal interest in their exercise.

9.9	Variation and waiver

A provision of this agreement or a right created under it, may not be waived or varied except in writing, signed by the Party or Parties to be bound.

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9.10	No merger

The Warranties, undertakings and indemnities in this agreement do not merge and are not extinguished on Completion and will survive after Completion.

9.11	Further steps

Each Party agrees, at its own cost and expense, to do anything the other Party asks as may be necessary or desirable to give full effect to the provisions of this agreement and the transactions contemplated by it.

9.12	Severance

If any court or competent authority finds that any provision of this agreement (or part of any provision) is invalid, illegal or unenforceable, that provision or part-provision will, to the extent required, be deemed to be deleted, and the validity and enforceability of the other provisions of this agreement will not be affected.

9.13	Entire agreement

This agreement constitutes the entire agreement of the Parties about the matters set out in this agreement. This agreement supersedes all previous agreements, understandings and negotiations on the matters set out in this agreement.

9.14	Rules of construction

No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on, this agreement or any part of it.

9.15	Counterparts

This agreement may be signed in counterparts, each of which will be deemed an original but all of which constitute one agreement between the Parties.

9.16	Rights of third parties

A person who is not a Party to this agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) to enforce or to enjoy the benefit of any term of this agreement.

9.17	Electronic execution

To the extent permitted by law, each Party agrees that this agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

9.18	Supervening legislation

Any present or future legislation which operates to vary the obligations of a party in connection with this agreement with the result that another party’s rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

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EXECUTED as an agreement

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Schedule	1 Mutual Warranties

1             Corporate information and power

1.1	Incorporation

The Warranting Party is a corporation, validly incorporated, organised and subsisting in accordance with the laws of the jurisdiction in which it is incorporated.

1.2	Power

The Warranting Party has at all times had, and continues to have, the power to own its assets and to carry on its business as it was and is being conducted.

1.3	Related Body Corporate

The Warranting Party is a Related Body Corporate of the other Party and the Company.

2             Party’s power and authority

2.1	Power and authority

The Warranting Party has the legal right and full power to enter into and perform its obligations under, and has taken all action which is necessary or desirable to authorise its entry into and performance of its obligations under, this agreement, the transactions contemplated by it, and any other documents to be executed by it pursuant to or in connection with this agreement.

2.2	Binding obligations

(a)	The obligations expressed to be assumed by the Warranting Party in this agreement are legal, valid and binding obligations on the Warranting Party which are enforceable against it in accordance with their terms.

(b)	The Warranting Party does not have the benefit of any immunity (sovereign, diplomatic or otherwise) in regard to any proceedings whatsoever and wheresoever brought against it or its assets in relation to this agreement or any transaction contemplated by this agreement including, without limitation, immunity from service of process, immunity from jurisdiction of any court or arbitral tribunal and immunity of its property from execution.

2.3	No impediment

The entry and performance of this agreement by the Warranting Party does not constitute a breach of any obligation (including any statutory, contractual or fiduciary obligation), or default under any agreement or undertaking by which that Warranting Party is bound.

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2.4	No fees

No person is entitled to any brokerage, finder’s, financial adviser or other similar fee or commission in connection with the transactions contemplated by this agreement.

3             Solvency

The Warranting Party is not Insolvent nor undergoing any process that would make that Warranting Party Insolvent.

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Schedule 2           Seller Warranties

1             Shares

1.1	Share details

The Details contains complete, accurate and up-to-date details of the Shares.

1.2	Company details

The particulars of the Company set out in the recitals and Details are complete, accurate and up to date.

1.3	Title

The Seller is the sole legal and beneficial owner of the Shares.

1.4	Rights

The Seller has the right to exercise all voting and other rights over the Shares.

1.5	No restriction

There is no restriction on the transfer of the Shares to the Buyer on the terms of this agreement.

1.6	No pre-emption

The Shares are validly allotted and issued and were not allotted or issued or transferred in breach of any:

(a)	pre-emptive or similar rights of any person; or

(b)	contract which is binding on the Company or the Seller.

1.7	Consents and approvals

The Seller has obtained all consents and approvals, and has completed all filings and registrations necessary to enable it to transfer the Shares to the Buyer.

1.8	No Encumbrance

There are no Encumbrances over the Shares.

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Schedule 3           Buyer Warranties

1             Payment Shares

1.1	Proportion of capital

The Payment Shares will, upon issue, comprise 99.75% of the issued capital of the Buyer and will, upon issue, be fully paid.

1.2	Ranking

The Payment Shares will rank equally in all respects with existing issued common stock in the Buyer, including the payment of any distributions following allotment.

1.3	No restriction

There is no restriction on the issuance and allotment of the Payment Shares to the Seller on the terms of this agreement.

1.4	No pre-emption

The Payment Shares will be validly allotted and issued and will not be allotted or issued or transferred in breach of any:

(a)	pre-emptive or similar rights of any person; or

(b)	contract which is binding on the Buyer.

1.5	Consents and approvals

The Buyer has obtained all consents and approvals, and has completed all filings and registrations necessary to enable it to issue and allot the Shares to the Seller.

1.6	No Encumbrance

There are no Encumbrances over the Payment Shares.

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Schedule 4           Form of the Seller’s board resolution [OMITTED]

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Schedule 5           Form of the Company’s board resolutions [OMITTED]

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Schedule 6           Form of the share transfer form [OMITTED]

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Schedule 7           Form of the share certificate for the Shares [OMITTED]

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Schedule 8           Form of the Buyer’s board resolution [OMITTED]

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Schedule 9           Form of the Buyer company secretary’s certificate [OMITTED]

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Schedule 10      Form of the share certificate for the Payment Shares [OMITTED]

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Share Sale and Purchase Agreement

Signing page

Seller

SIGNED by MARK CREEDON PALFREEMAN as authorised signatory for SOLON in the presence of: /s/ Benoit Le Berre Signature of witness Benoit Le berre Name of witness (block letters) [_] Address of witness	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Mark Palfreeman. By executing this document the signatory warrants that the signatory is duly authorised to execute this document on behalf of SOLON

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Buyer

SIGNED by MARK CREEDON PALFREEMAN as authorised representative for NIXPLAY INC. in the presence of:

/s/ Benoit Le Berre

Signature of witness

Benoit Le Berre

Name of witness (block letters)

[_}

Address of witness

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Mark Palfreeman. By executing this document the signatory warrants that the signatory is duly authorised to execute this document on behalf of NIXPLAY INC.

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